KIRKPATRICK & LOCKHART
                             SOUTH LOBBY- 9TH FLOOR
                               1800 M STREET, NW.
                           WASHINGTON, D.C. 20036-5891
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                            Telephone (202) 778-9000
                              Telex 440209 KL DC US
                            Facsimile (202) 788-9100
 Arthur Brown
(202) 788-9046
                                September 3, 1992


Bull & Bear Incorporated
11 Hanover square
New York, New York 10005

Dear sir or Madam:

     Bull & Bear Incorporated ("Company") is a corporation organized under the laws of the state of Maryland. The Company currently has three series of shares of stock outstanding: Bull & Bear Dollar Reserves, Bull & Bear High Yield Fund and Bull & Bear U. S. Government securities Fund. We understand that the Company is about to file Post-Effective Amendment No. 46 to its registration Statement on Form N- lA for the purpose of registering additional shares of capital stock of the company under the securities Act of 1913, as amended (1933 Act"), pursuant to Section 24(e)(1) of the investment Company Act of 1940, as amended ("1940 Act").

     We have, as counsel, participated in various corporate and other proceedings relating to the Company. We have examined copies, either certified or otherwise proved to be genuine, of the Company's Articles of Incorporation and By-Laws, as now in affect, the minutes of meetings of its board of directors and other documents relating to its organization and operation. Based upon the foregoing, it is our opinion that the shares of capital stock of the company currently being registered pursuant to Section 24(e)(1) as reflected in Post-Effective Amendment No. 46, when sold in accordance with the company's Articles of Incorporation and By-Laws, will be legally issued, fully paid and non-assessable, subject to compliance with the 1933 Act, the 1940 Act and applicable state laws regulating the offer and sale of securities.

     We hereby consent to this opinion accompanying Post-Effective Amendment No. 46 which you are about to file with the Securities and Exchange Commission.

                                                     Sincerely,

                                                     KIRKPATRICK & LOCKHART



                                                     BY:    Arthur J. Brown